Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the following Registration Statements of FPL Group, Inc., Florida Power & Light Company, FPL Group Capital Inc, FPL Group Capital Trust I, and FPL Group Capital Trust II of our report dated February 19, 2004 (which expresses an unqualified opinion and includes explanatory paragraphs relating to FPL Group, Inc.'s and Florida Power & Light Company's changes in 2003 in their methods of accounting for special-purpose entities and for asset retirement obligations and to FPL Group, Inc.'s change in 2002 in its method of accounting for goodwill), appearing in this Annual Report on Form 10-K of FPL Group, Inc. and Florida Power Light Company for the year ended December 31, 2003:

FPL Group, Inc.
Form S-3 No. 333-102169
Form S-8 No. 33-57673
Form S-8 No. 33-11631
Form S-3 No. 33-57470
Form S-8 No. 333-27079
Form S-8 No. 333-87869
Form S-8 No. 333-88067
Form S-3 No. 333-75482
Form S-3 No. 333-85218
Form S-3, as amended No. 333-102173

Florida Power & Light Company
Form S-3 No. 33-40123

FPL Group Capital Inc
Form S-3 No. 333-75482-01
Form S-3 No. 333-85218-01
Form S-3, as amended No. 333-102173-01

FPL Group Capital Trust I
Form S-3, as amended No. 333-102173-03

FPL Group Capital Trust II
Form S-3, as amended No. 333-102173-02

DELOITTE & TOUCHE LLP

Miami, Florida
February 26, 2004